UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 6, 2016

ADVERUM BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36579	20-5258327
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 272-6269

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.02	Termination of a Material Definitive Agreement

On December 6, 2016, Adverum Biotechnologies, Inc. (the “Company”), the parent company of Annapurna Therapeutics SAS (“Annapurna”), delivered a notice to Cornell University (“Cornell”) to terminate the Amended and Restated Master Services Agreement, dated July 15, 2014, between Annapurna and Cornell (the “MSA”). Under the MSA, among other services, Cornell agreed to produce therapeutic materials for use in the Company’s clinical studies of ADVM-043, the Company’s product candidate for the treatment of alpha-1 antitrypsin (“A1AT”) deficiency. The Company is exercising its right pursuant to Section 8.02(i) of the MSA to terminate the MSA for breach as a result of Cornell’s failure to deliver therapeutic material suitable for use in human patients.

The termination will be effective on January 6, 2017 (the “Effective Date”), unless Cornell cures its breaches of the MSA prior to that date. The Company does not anticipate that Cornell will be able to cure such breaches by the Effective Date.

The material terms of the MSA were previously described in the Company’s definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission on April 7, 2016, and in the Company’s quarterly reports on Form 10-Q for the periods ended June 30, 2016 and September 30, 2016, which descriptions are incorporated herein by reference. In addition, the above description of the MSA is qualified in its entirety by reference to the text of the agreement, which was filed as an exhibit to the Company’s quarterly report on Form 10-Q for the period ended June 30, 2016.

Other Material Relationships between the Company or its affiliates and Cornell

Annapurna Therapeutics Limited, a subsidiary of Annapurna and the Company, is also party to three separate licensing agreements with Cornell pursuant to which Annapurna Therapeutics Limited holds, respectively, (i) an exclusive license to certain technology related to A1AT deficiency and rights to an Investigational New Drug application to initiate clinical studies of a gene therapy for A1AT, (ii) an exclusive license to certain technology related to hereditary angioedema (“HAE”) and a non-exclusive license to certain other intellectual property related to the HAE program and (iii) an exclusive license to certain patents related to allergens and a non-exclusive license to certain other technology related to allergens. Termination of the MSA will not result in the termination of any of these licenses, which will continue to remain in-effect after the Effective Date.

Dr. Ron Crystal, Chairman of Genetic Medicine, the Bruce Webster Professor of Internal Medicine and a Professor of Genetic Medicine and of Medicine at Cornell University’s Weill Cornell Medical College, has served as a consultant to Annapurna since inception and continues to provide services to the Company for annual compensation of up to $0.3 million. Dr. Crystal also owns common shares of the Company. Dr. Crystal does not have significant influence on the Company’s operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2016	ADVERUM BIOTECHNOLOGIES, INC.

	By:	/s/ Leone Patterson
Leone Patterson, Chief Financial Officer